As filed with the Securities and Exchange Commission on February
18, 1994

                                           Registration No. _______________




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ____________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                              ____________________

                     BEDFORD PROPERTY INVESTORS, INC.
            (Exact name of issuer as specified in its charter)
                           ____________________

           Maryland                                   68-0306514
  (State of incorporation)             (I.R.S. Employer Identification No.)

                           ____________________

                     3658 Mt. Diablo Blvd., Suite 210
                        Lafayette, California 94549
                 (Address of principal executive offices)
                           ____________________

                     BEDFORD PROPERTY INVESTORS, INC.
                        EMPLOYEE STOCK OPTION PLAN
                           (Full Title of Plan)
                           ____________________

                             PETER B. BEDFORD
                     Bedford Property Investors, Inc.
                     3658 Mt. Diablo Blvd., Suite 210
                        Lafayette, California 94549
                              (510) 283-8910
         (Name, address and telephone number of agent for service)

                                Copies to:

                         JOSEPH S. RADOVSKY, ESQ.
                            ELLYN ROBERTS, ESQ.
                     Greene, Radovsky, Maloney & Share
                          One Market, Suite 4200
                      San Francisco, California 94105
                              (415) 543-1400
                           ____________________

                      CALCULATION OF REGISTRATION FEE
Title of Securityies to be registered - Common Stock
Amount to be registered - 1,800,000 shares
Proposed Maximum Offering Price Per Share* - $6.75
Proposed Maximum Aggregate Offering Price - $12,150,000 Amount of Registration Fee - $4,189
*Estimated solely on the basis of the average of the high and low prices as reported on the New York Stock Exchange on [February 15, 1994]. This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual
Information.*

   *     Information required by Part I to be contained in the Section
10(a)
         prospectus is omitted from the Registration Statement in accordance with
         Rule 428 under the Securities Act of 1933, as amended (the
"Securities
         Act"), and the Note to Part I of Form S-8.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

         On July 1, 1993, ICM Property Investors Incorporated ("ICM") was merged into Bedford Property Investors, Inc. (the "Registrant"), formerly the wholly-owned subsidiary of ICM (the "Merger") for the purpose of changing the
State of incorporation of the enterprises from Delaware to Maryland. Pursuant to the Merger each outstanding share of common stock of ICM was converted into one share of common stock of the Registrant. Immediately prior to the Merger the
Registrant had no assets or liabilities other than nominal assets or liabilities.
The Merger was effected pursuant to statutory provisions of the States of
Delaware and Maryland under which the Registrant acquired all of the assets and assumed all of the liabilities and obligations of ICM. The Merger was approved by the stockholders of ICM at ICM's annual meeting of stockholders held on June
9, 1993 for which proxies were solicited pursuant to Section 14(a) of the
Securities Exchange Act of 1934.

         The ICM Property Investors Incorporated 1985 Stock Option Plan was adopted by the Registrant on September 27, 1993 and the name of such plan was changed to the "Bedford Property Investors, Inc. Employee Stock
Option Plan" on
December 13, 1993.

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by Registrant and ICM with the Securities and Exchange Commission are incorporated by reference in this
Registration Statement:

         1. ICM's annual report on Form 10-K for the fiscal year ended December 31, 1992, which contains the financial statements for ICM's latest fiscal year.

         2.   All other reports filed by Registrant and ICM pursuant to
Section 13(a) of the Securities Exchange Act of 1934 since the end of Registrant's last fiscal year.

         3. The description of Registrant's common stock contained in the definitive proxy statement dated May 6, 1993 of ICM, attached as an Exhibit to
Registrant's Registration Statement on Form 8-B, originally filed July
21, 1993,
as amended by Post-Effective Amendment No. 1 thereto filed on January 17, 1994.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1924, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this
Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The consolidated financial statements and schedules of ICM
Property
Investors Incorporated as of December 31, 1992 and 1991, and for each of the years in the three-year period ended December 31, 1992, incorporated by reference in this Registration Statement have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick covering the December 31, 1992 consolidated financial statements contains an explanatory paragraph that states that the Company is in the process of replacing its existing secured revolving line of credit which expires on April 30, 1993.

Item 6.  Indemnification of Directors and Officers.

         As permitted under the Maryland General Corporation Law (the
"MGCL"),
Registrant's Articles of Incorporation (the "Articles") provide that Registrant's directors are not liable for money damages to Registrant or its stockholders except for (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is material to the cause of action adjudicated in the proceeding. Officers are protected to the same extent as directors.


         Registrant's Articles and bylaws also provide that Registrant's directors, officers and employees must be indemnified (a) against expenses of successfully defending a proceeding against them in their respective capabilities, and (b) against judgments, penalties, settlements and reasonable expenses unless it is established that: (i) the individual's act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the person actually received an improper personal benefit in money, property or services;
or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. However, Registrant may not indemnify an individual who has been found liable to the corporation in a proceeding brought by or in the right of the corporation or on the basis that personal benefit was improperly received (except for expenses pursuant to court order). The Articles provide that no subsequent repeal or modification of charter provisions shall limit or eliminate benefits provided to directors/officers as to any prior act or omission.

Item 7.  Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibit  4.1   The Rights Agreement between	Chase
Manhattan Bank, N.A., dated July 18, 1989, as
adopted by the Registrant, is incorporated herein
by reference to Exhibit A filed with the Form 8-K
of ICM dated July 19, 1989.
4.2  Amendment No. 1 to the Rights Agreement,
dated March 20, 1990, between ICM and The Chase
Manhattan Bank, N.A., as adopted by the
Registrant, is incorporated herein by reference
to Exhibit B filed with Form 8-K of ICM dated
                    April 6, 1990.
                              4.3  The Registration Rights Agreement dated as
of
                    December 5, 1990, between ICM and Peter B.
                    Bedford, as adopted by the Registrant, is
                    incorporated herein by reference to Exhibit D
                    filed with the Form 8-K of ICM dated December
13,1990.
            5       Opinion of Greene, Radovsky, Maloney & Share.


           10.1 The ICM Property Investors Incorporated 1992 Directors' Stock Option Plan effective May 20,
                    1992, as adopted by the Registrant, is
                    incorporated by reference to the Company's
                    Registration Statement on Form 8-B filed July 21,
                    1993.
           10.2 Form of Incentive Stock Option Agreement entered into between the Registrant and participants in the Bedford Property Investors, Inc. Employee
                    Stock Option Plan.

           10.3 Form of Non-Qualified Stock Option Agreement entered into between the Registrant and participants in the Bedford Property Investors, Inc. Employee Stock Option Plan.

                       23          Consent of KPMG Peat Marwick.
Item 9.Undertakings.
(a)  The undersigned Registrant hereby undertake
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
         Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in
    the Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment
    shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at
    the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to
Section 13(a)
or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California, on February 18, 1994.

                             BEDFORD PROPERTY INVESTORS, INC.


                             By /s/Peter B. Bedford
                                President, Chief Executive
                                Officer and Chairman of
                                the Board
                                (Principal Executive Officer)
         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the
capacities and on the dates indicated.

/s/Roger J.  Galassi
Vice President, Secretary
and Treasurer

/s/Jay Spangenberg
Vice President Finance
(Principal Financial Officer)

/s/Hanh Kihara
Controller (Principal
Accounting Officer)

/s/Peter B. Bedford
Chairman of the Board and
Chief Executive Officer

/s/Claude M. Ballard
Director

/s/Anthony M. Frank
Director

Martin I. Zankel
Director

                               EXHIBIT 23

                      CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the Bedford Property Investors, Inc. Employee Stock
Option Plan and to the incorporation by reference therein of our reports dated
December 31, 1991 and December 31, 1992, with respect to the financial statements and schedules of ICM Property Investors Incorporated ("ICM"), included in ICM's
Annual Report on Form 10-K for the year ended December 31, 1992 filed with the
Securities and Exchange Commission.



/s/KPMG Peat Marwick

                                                                  EXHIBIT 5






February 18, 1994


Board of Directors
Bedford Property Investors, Inc.
3658 Mt. Diablo Boulevard, Suite 210
Lafayette, CA  94549

         Re:  Registration Statement on Form S-8


Gentlemen:

         You have requested our opinion with respect to certain matters described below relating to 1,800,000 shares of the common stock
(the "Common
Shares") of Bedford Property Investors, Inc. ("Bedford") to be issued pursuant to the exercise of options issued under the Bedford Property
Investors, Inc.
Employee Stock Option Plan (the "Plan"), pursuant to the
Registration Statement
on Form S-8 (the "Registration Statement") filed by Bedford on this date pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         In connection with our opinion, we have reviewed and relied upon the
Registration Statement, the Articles of Incorporation and the Bylaws of Bedford;
copies of resolutions of the board of directors of Bedford authorizing the issuance of the Common Shares and the filing of, and the transactions described in, the Registration Statement; and such other records, documents, instruments and certificates of public officials and of Bedford as we have deemed necessary for the purpose of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

         Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

         The Common Shares to be issued under the Plan and pursuant to the
Registration Statement are duly authorized and when issued, will be fully paid and nonassessable, provided the full purchase price for each of the Common Shares is paid to and received by Bedford.

         We hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.

                        Very truly yours,

                      /s/ GREENE, RADOVSKY, MALONEY & SHARE